UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) : June 9, 2023

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-55264 (Commission File Number)	45-0486747 (I.R.S. Employer Identification Number)
140 Intracoastal Pointe Drive, Suite 404 Jupiter, FL 33477
(Address of principal executive offices and zip code)
(561) 743-8333
(Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 9, 2023, Dyadic International, Inc. (“Dyadic” or the “Company”) held its 2023 Annual Meeting of Shareholders (the “ 2023 Annual Meeting”). The final voting results with respect to each proposal voted upon at the 2023 Annual Meeting are set forth below:

Proposal 1: Election of Class I Directors to hold office until the 2026 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
Seth J. Herbst, M.D.	15,200,953	780,295	7,410,413
Arindam Bose, PH.D.	15,825,262	155,986	7,410,413

Proposal 2: Ratification of Appointment of Crowe LLP as the Company's Independent Registered Public Accounting Firm for the current fiscal year ending December 31, 2023.

For	% Votes Cast For	Against	Abstained	Broker Non-Votes
23,358,535	99.88%	26,165	6,961	—

Proposal 3: Advisory Vote on compensation of the Company's Named Executive Officers.

For	% Votes Cast For	Against	Abstained	Broker Non-Votes
15,542,578	97.61%	380,176	58,494	7,410,413

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2023

Dyadic International, Inc.

By:	/s/ Ping W. Rawson
Name:	Ping W. Rawson
Title:	Chief Financial Officer